IN RE:


PETROL REM, INC.
Bankruptcy No. 03-23238-MBM



               Debtor(s)           Chapter 11


LIQUIDATING PLAN OF REORGANIZATION OF PETROL-REM, INC. DATED
                       MARCH 12, 2004



                  Steven T. Shreve, Esquire
                      PA I.D. No. 59682
                      303 Pitt Building
                     213 Smithfield St.
                    Pittsburgh, Pa 15222
                       (412) 281- 6555
























            IN THE UNITED STATES BANKRUPTCY COURT
          FOR THE WESTERN DISTRICT OF PENNSYLVANIA





IN RE:


PETROL REM, INC.
Bankruptcy No. 03-23238-MBM



               Debtor(s)           Chapter 11


   LIQUIDATING PLAN OF REORGANIZATION DATED MARCH 12, 2004
     AND NOW COMES, the above-captioned debtor(the
 "Debtor"), by and through its counsel, Steven T. Shreve, and proposes its Plan of Reorganization("Plan") pursuant to 11 U.S.C Section 1121(a) as follows :

I.   INFORMATION ON PLAN
     Accompanying this Plan is a Disclosure Statement which provides additional information on the Debtor, its operations and other terms and conditions not included herein, but directly related to its Plan.

II. DEFINITIONS

  A.  Definitions
           The  following terms, when used herein or in  the

 Plan,  shall, unless the context otherwise indicates,  have the following meanings, respectively:

            Administrative  Claims- shall mean  those  costs

and  expenses  incurred subsequent to March  18,  2003,  and

allowed  under   507(b) of the Bankruptcy  Code,  including,

but  not limited to, (a) the actual and necessary costs  and expenses  incurred  after  the  Debtor's  Petition  Date  of preserving the Debtor's estate and business (such as  wages,

salaries  or  commissions for services  rendered  after  the

Petition  Date); (b) compensation for legal, accounting  and other  services  and  reimbursement of costs  allowed  under

330(a) or  331 of the Bankruptcy Code; and (c) all fees  and charges assessed against the Debtor's estate pursuant to  28

U.S.C. 1191-1930.

          Allowed  Claim-  shall mean those claims  (a)  not

objected to within any applicable period of limitation fixed by  Rule,  or an Order of the Court, (i) in the  amount  for which  a  Proof of Claim has been filed or amended with  the

Court  within the applicable period of limitation  fixed  by

Rule  3003 prior to confirmation, or an Order of the  Court,

or  (ii)  in  the amount set forth on the list of  creditors prepared  and filed with the Court pursuant or  (b)  in  the amount  determined  by the Court by a Final  Order  allowing such claim.

            Bankruptcy  Code-  shall mean Title  11  of  the

United  States  Code, 11 U.S.C.  101, et seq.,  as  amended.

Modified  or supplemented from time to time, to  the  extent applicable in this Case.

           Bankruptcy  Court-  shall mean the United  States

Bankruptcy Court for the Western District of Pennsylvania in

which the Reorganization Case is filed and pursuant to which this  Plan  is  proposed, is pending, and any  Court  having

competent   jurisdiction  to  hear  appeals  or   certiorari

proceedings therefrom, or any successor thereto.

           Bankruptcy  Rules- shall mean, collectively,  the

Bankruptcy  Rules and Local Bankruptcy Rules for the  United

States   District   Court  for  the  Western   District   of

Pennsylvania,  now in effect or hereafter amended,  modified or supplemented from time to time.

            Bar  Date-   shall  mean  August  20,  2003  for

creditors  other than governmental units, and September  19,

2003  for  creditors who are governmental units,  the  dates fixed  pursuant  to  Bankruptcy Rule  3003(c)  within  which

Claimant may timely file a Proof of Claim.

           Case  or  Chapter 11-  shall mean the Chapter  11

proceeding  of Petrol- Rem, Inc. filed in the United  States

Bankruptcy  Court for the Western District of  Pennsylvania,

at Bankruptcy No. 03-23238-MBM on March 18, 2003.

            Claim- shall mean a claim against the Debtor  as

defined  in 101(4) of the Code being a right to: (a) payment

whether   or   not  such  right  is  reduced  to   judgment,

liquidated,   unliquidated,  fixed,   contingent,   matured,

unmatured,  disputed, undisputed, legal, equitable,  secured or  unsecured;  or  (b) an equitable remedy  for  breach  of performance if such breach gives rise to a right to payment,

whether  or not such right to an equitable remedy is reduced

to   judgment,   fixed,   contingent,  matured,   unmatured,

disputed, undisputed, secured or unsecured.

      Claimant  shall mean any person or entity asserting  a

claim or interest against or in the Debtor.

      Class      shall  mean  any class into  which  Allowed

Claims  or Interests are classified pursuant to Article  III hereof and title "Classification of Creditors".

      Code shall mean the Bankruptcy Reform Act of 1978,  11

U.S.C.   101, et seq., and any amendments thereto applicable

to the within proceeding.

     Confirmation shall mean the signing of the Confirmation

Order by the Bankruptcy Court.

      Confirmation Order shall mean the Order or  Orders  of

the  Bankruptcy Court confirming the Plan pursuant to   1129

of the Bankruptcy Code.

      Consummation shall mean the day upon which the  Debtor

makes payment to any Class of Creditors as set forth in  the

Plan.

      Consummation Date shall mean the date upon  which  the

Debtor has made payment to Creditors under the terms of  the

Plan  or  as defined in any post-confirmation administrative

Order of the Court.

      Creditor  shall  mean any person or entity  having  an

allowed  unsecured  claim  or  priority  claim  against  the

Debtor.

     Debtor(s) shall mean Petrol-Rem, Inc.

      Disclosure  Statement  or  Statement  shall  mean  the

Disclosure  Statement,  exhibits thereto,  or  any  and  all amended  disclosure statements and exhibits  thereto,  which describe the Plan and is approved by the Court.

      Disputed  Claim  shall mean those Claims  against  the

Debtor, or any part thereof, which are not Allowed Claims on any  date  after the Disclosure Statement Approval Date.  In the  event that any part of a claim is disputed, the  entire claim  shall (for purposes of distribution under this  Plan)

be deemed a Disputed Claim, unless the Debtor and the holder of  such  claim  otherwise agree, or  the  Bankruptcy  Court orders otherwise.

      Distribution means the payments that are to be made on

Allowed Claims in accordance with the Plan.

      Effective Date shall mean the first Business Day  that

is at least eleven (11) Business Days after the Confirmation

Date, and on which: (a) no stay of the Confirmation Order is in  effect, and (b) all conditions to the Effective Date  of

Confirmation of the Debtor's Plan have been satisfied.

      Estate  shall mean the estate created in the Case  for

the Debtor pursuant to 541 of the Bankruptcy Code.

     Filing Date or Petition Date shall mean March 18, 2003,

the date on which the Debtor filed its Chapter 11 Petition.

      Final Order shall mean an Order, judgment, ruling,  or

other decree issued and entered by the Bankruptcy Court,  or any other court of competent jurisdiction, as entered on the docket  in the Case which (i) has not been reversed, stayed,

modified  or amended and as to which the time to  appeal  or seed,  certiorari has expired and no appeal or petition  for review,  re-hearing or certiorari is pending, or  (ii)  with respect to which any appeal has been finally decided and  no further  appeal or petition for certiorari can be  taken  or granted.

      Lien  shall  mean any charge against  or  interest  in

property  to secure payment of a debt or performance  of  an obligation  and includes, without limitation,  any  judicial

lien,  security  interest,  mortgage,  deed  of  trust   and

statutory lien as defined in  101 of the Code.

     Plan shall mean this Liquidating Plan or Reorganization

Dated March 12, 2004, any and all amendments made thereto in accordance with the terms thereof or in accordance with  the

Code,  and  any  and all exhibits now or hereafter  attached thereto.

     Priority Claim shall mean any Allowed Claim, other than

an Administrative Claim or Tax Claim, to the extent entitled to  priority  in  payment under  507(a) or 546  (c)  of  the

Bankruptcy Code.

      Pro  Rata  shall mean proportionately  so  that,  with

respect  to  an Allowed Claim or Allowed Interest  within  a particular  Class or set of Classes, as the  text  requires,

the  ratio  of  (a)  the amount of property  distributed  or retained on account of a particular Allowed Claim or Allowed

Interest, is the same as the ratio of (y) the amount of  the property  to be distributed to or retained by the  Class  in which  the  particular Allowed Claim or Allowed Interest  is included,  to  (z),  the amount of all Claims  or  Interests within  that  Class (excluding Disputed Claims  or  Disputed

Interests, until allowed).

      Rejection Claim shall mean any Claim arising by reason

of the Debtor rejecting   an executory contract or unexpired

lease  pursuant  to  365,1123(b)(2), or any other  provision of the Bankruptcy Code.

     Schedules shall mean, collectively, the Schedules filed

by  the  Debtor  with  the  Clerk of  the  Bankruptcy  Court pursuant to Bankruptcy Rule 1007, as such Schedules are  now

in   effect  and  may  hereafter  be  amended,  modified  or

supplemented.

      Secured Claim or Secured Creditor shall mean  all,  or

that  portion,  of a debt secured by a lien on  property  in which the Debtor has an interest existing on the date of the commencement  of  this proceeding, as  finally  allowed  and approved by the Court, and to the extent that such  debt  is not greater than the value of the assets of the Debtor which the Court finds are valid security for such debt, or that is subject to set-off under 553 of the Bankruptcy Code, to  the extent  of  the  value of the Claimant's  interest  in  such property, or to the extent of the amount subject to set-off,

as  applicable,  as determined pursuant  to  506(a)  of  the

Bankruptcy Code.

      Tax  Claim shall mean a Claim of any person or  entity

for  the  payment of taxes accorded a priority  pursuant  to

507(a)(8) of the Bankruptcy Code.

      Unsecured  Claim or Unsecured Creditor  shall  mean  a

Claim  that is not an Administrative Claim, Priority  Claim,

Tax  Claim  or  a Secured Claim, but also includes,  without

limitation,   Unsecured  Deficiency  Claims  and   Refection

Claims.

B.   Governing Law

     Except  to  the  extent  that the  Bankruptcy  Code  or

Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release or other agreement or document entered  into  in connection with the Plan, the  rights  and obligations arising under the Plan shall be governed by  and construed  and enforced in accordance with the laws  of  the

Commonwealth of Pennsylvania, without giving effect  to  the principles of conflict of laws thereof.

III. CLASSIFICATION OF CREDITORS

     1.    Administrative Classes.  As provided  in  Section

1123(a)(1)  of  the  Bankruptcy Code, Administrative  Claims

against  the  Debtor are not classified for the purposes  of voting  on  or receiving distributions under the  Plan.  All such  claims  are instead treated separately  on  terms  set forth in this Section.

          Class  1:   Administrative expenses and claims  of

the Clerk of the Bankruptcy Court and U.S. Trustee's Office.

          Class  2:   Administrative expenses and claims  of

the  attorneys,  agents and accountants of the  Debtor,  and those  costs and debts incurred subsequent to the filing  of the Debtor's Chapter 11 proceeding in the ordinary course of business  and  as  allowed pursuant to Order  of  Court  and

503(b) of the Code.

     2.    507(a)(3) Priority Claims - Class 3:  The allowed

claims of entities for wages, salaries or commissions up  to a statutory maximum of $4,650 per claimant, earned within 90 days  before  March  18, 2003 or the cessation  of  business

(whichever occurred first) entitled to priority pursuant  to

  507(a)(3)  of the Code. 11 U.S.C.  507(a)(3). The  allowed

Class 4 claims shall be paid in full, or paid the amount  of funds  remaining after distribution to Class 1 and 2  claims if  this amount is not sufficient to pay all Class 3  claims in  full,  on the Effective Date of the Plan. The amount  of

507(a)(3)  claims listed on the Debtor's Schedule  E  totals

$44,821.  Estimated  total allowed  amount  of  such  claims totals  $22,000.  The Debtor shall file  objections  to  any excessive claims.

B.   Impaired Classes

     1.    Class 4: General Unsecured Creditors. All allowed

unsecured  claims for goods and services provided  prior  to

March  18,  2003, including, but not limited  to,  unsecured claims by creditors whose claims arise from the refection of an executory contract by the Debtor for leased property, and unsecured  claims  by  creditors  whose  claims  arise  from deficiency  balances  after the  sale  of  those  creditors'

collateral  or  the  avoidance of those creditors'  security interests.  Class 4 claims shall also include  those  claims arising from claims disputed by the Debtor. Class 4 DOES NOT include  any claims or interests of BICO, Inc., the Debtor's affiliate company, against the Debtor.

2.   Class 5: Claims & Interests of BICO, Inc., & Other
Equity Security Holders. Members of Class 5 include all shareholder and shareholder equity interest in the Debtor of any type or classification, as well as all claims and interests of BICO, Inc. in the Debtor.
IV.  TREATMENT OF CLASSES

     A.   Distributions Under Plan

     The  Creditors who have claims against the  Debtor  are

divided into five (5) Classes, with Classes 1, 2, & 3  being unimpaired and Classes 4 & 5 being impaired under the  Plan.

The  classes  of Allowed Claims will be paid  in  accordance with  the  priority as set forth in the Bankruptcy Code  and below:

     1.   Unimpaired Classes

     Class   1:   The  claims  of  all  class  1  creditors,

including  all  fees and costs payable  pursuant  to   1930,

Title  28  of  the United States Code, 28  U.S.C   1930,  as

determined  by  the  Bankruptcy  Court  at  the  hearing  on

Confirmation, shall be paid in full, without interest on the

Effective Date, or as soon thereafter as is practical.

     Class  2:   The  claims of Class 2  creditors  (Allowed

Administrative  Class  2 Claims),  shall  be  paid  in  full without  interest  in satisfaction of  such  Claims  on  the

Effective  Date  (or as soon thereafter  as  is  practical),

except  as  otherwise provided herein or unless  the  holder agrees to different treatment.

All  professional or other entities requesting  compensation

or  reimbursement of expenses pursuant to   327,  328,  330,

331,  503(b)  or  1103 of the Bankruptcy Code  for  services

rendered   and  costs  incurred  shall  file   their   final

application  for allowance of compensation and reimbursement of expenses as set forth in the Confirmation Order(s).

     Class  3:   The allowed claims of entities  for  wages,

salaries or commissions up to a statutory maximum of  $4,650 per claimant, shall be paid in full on the Effective Date of the Plan. The estimated total amount of such payments equals

$22,000.

     2.   Impaired Classes

          Class 4:  The Allowed unsecured general claims  of

Class  4  creditors  shall receive the net  funds  remaining after  payment of higher priority claims. Depending  on  the

Distribution  to  prior classes, the Debtor  estimates  that

Class  4 creditors shall receive a total of approx. $25,500.

Total  Class 4 claims listed on the Debtor's Schedule  F  is

$561,834.  No  distributions of less than $10  per  creditor shall be made by the Debtor, but shall be retained.

          Class  5:  The Allowed equity claims of the Debtor

shall not receive any property under the Plan.

          B.   Disputed Claims

          The  Debtor  reserves the right to object  to  the

allowance of any Claim asserted by any Creditor or  Claimant by  filing  an objection to such Claim. In such  event,  the

Claim will be treated as a Disputed claim under the Plan. If an  objection  is filed to only a portion of  a  Claim,  the uncontested  portion  of the Claim will  be  treated  as  an

Allowed  Claim  and  the  holder  thereof  will  receive   a

distribution  on the uncontested portion in accordance  with the applicable provisions of the Plan. The contested portion will  be treated as a Disputed Claim. Upon resolution  of  a

Disputed  Claim,  the Debtor will make Distribution  on  any resulting such Allowed Claim.

     C.   Undeliverable Distributions

     If   any   Claimant's  Distribution  is   returned   as

undeliverable, no further Distribution will be made to  that

Claimant   until  the  Debtor  is  provided,   in   writing,

Claimant's  current  address. ANY  CHANGE  IN  A  CREDITOR'S

ADDRESS MUST BE REPORTED TO THE DEBTOR BY THE CLAIMANT.

     A  holder  of  an Allowed Claim who does not  assert  a

right to Distribution on or before the second anniversary of the Effective Date will be forever barred from asserting any such  claim against the Debtor. Any Distribution not claimed on  or  before the second anniversary of the Effective  Date will become the sole and exclusive property of the Debtor.

V.   IMPLEMENTATION AND SOURCE OF FUNDING OF PLAN

     A.   Funding of Plan.  All revenue necessary for the Debtor

to  make  payments  pursuant to the Plan  has  already  been obtained  from  a sale approved by the Bankruptcy  Court  on

December 16, 2003. Substantially all of the Debtor's  assets were  sold  for  the sum of $100,000. The net sale  proceeds shall fund this Plan.

B. Post-Confirmation Fees, Final Decree. The Debtor shall be responsible for payment of any post-confirmation fees due to the Office of the U.S. Trustee pursuant to 28 U.S.C. 1930(a)(6) and the filing of post-confirmation reports until a final decree in entered. A final decree shall be entered as soon as practicable after distributions have commenced under this Plan.
VI.  LIEN RIGHTS

     Unless specifically modified herein, by previous  Order

of Court, or otherwise, all lien rights of Creditors arising from the extension of financing to the Debtor shall continue on  and  after  the Effective Date. Such creditors  are  set forth under Class III.

VII. DISBURSING AGENT

     The  Debtor  shall serve as the disbursing agent  under

the Plan for payment of all funds to the various classes  of creditors.

VIII.     CONFIRMATION OF THE PLAN

       Section  1129c of the Bankruptcy Code  provides  that

only  one  Plan of Reorganization can be confirmed;  but  it

must  meet  the  conditions set forth  in   1129(a)  of  the

Bankruptcy Code, including that the Plan: (i) is accepted by all  impaired Classes of Claims and Interests, (ii) complies with  applicable provisions of chapter 11 of the  Bankruptcy

Code, (iii) is in the "best interests" of each holder  of  a

Claim  or  Interest in each impaired Class under  the  Plan;

(iv)  is feasible; and (v) if rejected by an impaired Class,

is "fair and equitable" and "does not discriminate unfairly"

as to such Class.

A.   Acceptance

An  impaired Class of Creditors must accept the  Plan,  with the  exceptions  described  in the  following  section.  The

Bankruptcy Code defines acceptance of a plan by a  class  of claims  as  acceptance  by holders of  two-thirds  (2/3)  in dollar amount and more than one-half (1/2) in number of  the

Allowed  Claims  of such Class, but for that purpose  counts only  the  claims  of those Claimants who actually  vote  to accept  or  reject  a  plan.  The  Bankruptcy  code  defines acceptance  of  a  plan  by  a Class  of  Interests  (equity securities)  as  acceptance by two-thirds  (2/3)  in  dollar amount of the Allowed Interests of such Class, but for  this purpose,  counts  only  shares actually  voted.  Holders  of

Claims  and  Interests who fail to vote are not  counted  as either accepting or rejecting a plan.

      Holders  of  Class 4 & 5 Claims ("Creditor  Class"  or

"Classes")  are impaired under the Plan. Thus, only  holders of  Allowed Claims of these Creditor Classes are entitled to vote  on  the  Plan. Therefore, the requisite majorities  of holders of allowed Claims in the Creditor Class 4 &  5  must accept  the  Plan  in order for it to be  confirmed  without application  of  the "fair and equitable test".  The  Debtor believes  that this Plan will meet the "fair and  equitable"

test.

B.   Cramdown

     In the event that an impaired class of the Debtor votes

to reject the Plan, the Debtor reserves the right to request

confirmation,  notwithstanding  their  rejection'  and,   if

necessary  for confirmation, to amend the Plan.  The  Debtor believes the Plan may be confirmed over the rejection of the

Plan   by  Impaired  Creditor  Classes,  and  in  the  event

confirmation  would require modifications of the  Plan,  the

Debtor  will endeavor to amend the Plan in such a manner  as to  permit it to be confirmed, notwithstanding any objecting creditor Classes.

           In determining the exact amendments to be made to

the  Plan,  the Debtor will consider which Creditor  Classes voted to reject the Plan and other relevant matters existing at  that time, including whether a potential amendment  will or  will  not require re-voting by any Creditor  Class.  The

Debtor reserves the right to amend this Disclosure Statement to reflect such determination.

IX.  CONDITIONS  PRECEDENT TO CONFIRMATION AND  CONSUMMATION
     OF THE PLAN


             Among the conditions precedent to confirmation and

     consummation of the Plan are the following:

      (I) the Confirmation Order becomes a Final Order; and

     (ii) the Bankruptcy court will have entered an Order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtor to take all actions necessary to enter into, implement and consummate the contracts, instruments and other agreements or documents created in connection with the Plan.


X.   EFFECT OF CONFIRMATIONON CONSUMMATION OF THE PLAN

Creditor's rights against the Debtor shall be limited solely to the payments under the Plan and limited to the percentage payable by the Debtor under the Plan. The Creditors  of  the

Debtor shall have no claims or rights against the Debtor for any claim arising prior to conformation of the Plan.

             Upon the confirmation Order being final, all of

the  provisions of this Plan shall be binding on the Debtor,

all  claimants, all Creditors, all interest holders and  all

other   parties-on-interest  who  are  affected,  or   whose

interests may be affected, in any manner by the Plan.

ACCEPTANCE OF THE PLAN AND CONFRMATION OF THE PLAN SHALL BE IN COMPLETE AND FULL SATISFACTION OF ALL CREDITORS' CLAIMS AND SHALL ACT AS A RELEASE AND BAR FROM CREDITORS' CLAIMS THAT AROSE PRIOR TO THE DATE OF THE CONFIRMATION ORDER, EXCEPT AS OTHERWISE SET FORTH IN THE PLAN. CONSUMMATION OF THE DEBTOR'S PLAN CONSTITUTES A RELEASE BY ALL CLAIMANTS, CREDITORS AND HOLDERS OF INTERESTS AGAINST THE DEBTOR OF SUCH CLAIMS, LIENS AND RIGHTS, EXCEPT AS SET FORTH HERIN, AND THE DEBTOR SHALL BE FOREVER DISCHARGED AND RELEASED OF ALL CLAIMS OF CREDITORS THAT AROSE PRIOR TO THE DATE OF THE CONFIRMATION ORDER.

XI.  MODIFICATION OF THE PLAN

     The  Debtor may propose amendments or modifications  to

this  Plan at any time prior to confirmation, with leave  of court,  and  notice  to the U.S. Trustee and  attorneys  for secured creditors. After Confirmation, the Debtor may,  with approval of the Court, and so long as it does not materially or  adversely affect the interest of creditors,  remedy  any defect  or omission or reconcile any inconsistencies in  the

Plan  or in the Order of Confirmation in such manner as  may be  necessary  to carry out the purposes and effect  of  the

Plan.

XII. EXCULPATION,  LIMITATION  OF  LIABILITY,  INJUNCTION  &

     DISCHARGES

     A.    Exculpation.  None of the Debtor, or  any  of  it

respective    members,   officers,   directors,   employees,

advisors,  agents or professionals shall have or  incur  any liability  to  any holder of a claim or equity interest  for any  act  or  omission in connection with,  related  to,  or arising  out  of  the  Chapter 11 case, the  preparation  or formulation  of the Plan, except for willful  misconduct  or gross negligence, and, in all respects, the Debtor and  each of their respective members, officers, directors, employees,

advisors, agents and professionals shall be entitled to rely upon the advice of counsel with respect to their duties  and responsibilities  under  the Plan; provided,  however,  that nothing  in  the Plan shall, or shall be deemed to,  release the  Debtor  from, or exculpate the Debtor with respect  to,

its respective obligations or covenants arising pursuant  to this Plan.

B. Limitation of Liability. Neither the Debtor, nor its employees, officers, or professionals will not be liable to any holder of a Claim against or Interest in the Debtor, or any other entity for any action taken or omitted in connection with their post-Petition duties in the Case or under the Plan, except in the case of willful misconduct. The Bankruptcy Court will have exclusive jurisdiction to resolve any questions concerning the foregoing.
C. Injunction Relating to Plan. As of the Effective Date, except as otherwise provided in the Plan, all persons are permanently enjoined from commencing or continuing in any manner or in any place any action or other proceeding whether directly, derivatively or otherwise against the Debtor, its bankruptcy estate on account of or respecting any claims, debts, rights, causes of action or liabilities arising prior to the Confirmation Date.
D.   Discharge.  Except as otherwise expressly provided in
Section 1141 of the Bankruptcy Code or in the Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of the Plan are in full and final satisfaction, settlement, release and discharge as against the Debtor of any debt that arose before the Effective Date, and any debt of a kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all claims and equity interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of claim or equity based on such debt, obligation or equity interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such claim or equity interest is allowed under section 502 of the Bankruptcy Code, or (iii) holder of such claim or equity interest has accepted the Plan.
XIII.     RELATED CASES.

There  are no pending bankruptcy cases under Title 11 U.S.C.

5  101  that are related to the Debtor's case at this  time.

The  debtor is 52% owned by BICO, Inc., a Chapter 11  debtor before this Court, which is being separately administered.

XIV. RISKS OF THE PLAN

          This  is a liquidating plan or reorganization  and

the  Debtor's assets have previously been sold. Accordingly,

there   is  no  risk  of  the  outcome  of  future  business

operations.

XV.  MISCELLANEOUS PROVISIONS

     A.   Enforceability  Upon Confirmation of the Plan, its

provisions  will bind the Debtor and all of  its  respective

Creditors  and Interest holders, whether or not they  accept the  Plan. If a particular provision of the Plan  is  to  be held  unenforceable,  the Bankruptcy Court  must  determine,

prior  to Confirmation, that such provision of the  Plan  is unenforceable as applied to a particular Claim or Interest.

B. Compliance with Tax Requirements In connection with the Plan and the making of distributions pursuant thereto, the Debtor will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions pursuant to the Plan will be subject to such withholding.
XVI. JURISDICTION

       Notwithstanding  the  Confirmation   Order   or   the

occurrence  of  the Effective Date, the Court  shall  retain jurisdiction  as is legally permissible for, including,  but not limited to, the following purposes:

     (1) Classification of the Claims of any Creditor, and the re-examination of Claims which have been allowed for purposes of voting, and the determination of such objections as may be filed to Creditors' Claims. The failure by the Debtor to object to, or to examine any Claim for the purpose of voting, shall not be deemed to be a waiver of the Debtor's right to object to allowance of, or re-examine any Claim in whole or in part within sixty (60) days of Confirmation of the Plan;

     (2) Determination of all questions and disputes regarding title to the assets of the Estate and determination of all types of actions, controversies, disputes or conflicts, whether or not subject to actions pending as of the date of Confirmation, between the Debtor or any other party, including, but not limited to, any right of the Debtor to recover assets pursuant to the provisions of Title 11 of the United States Code:

     (3) Determination and settlement of any and all types of actions, controversies, disputes or conflicts arising prior to the confirmation Date, which the Debtor has treated under any Class of Creditors in its Plan through Plan completion;

     (4) Determination of any and all motions pending on the Effective Date to assume or reject any executory contract or unexpired lease to which the Debtor is a party;

     (5) Entry of any Order, including injunction, necessary to enforce the title, rights and powers of the Debtor and to impose such limitation, restrictions, terms and conditions of such title, rights and powers as this Court may deem necessary;

     (6) Correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in this Plan, or the Order of confirmation, as may be necessary to carry out the purposes and intent of this Plan;

     (7) Entry of such Orders as may be necessary or appropriate to implement the provisions of this Plan and enter an Order in aid of Confirmation of this Plan;

     (8) Modification of this Plan after Confirmation pursuant to the Bankruptcy rules and Title 11 of the United States Code; and

     (9)  Enter a Final Decree, closing the Case.

     To the extent the Plan is inconsistent with the Disclosure Statement, the Disclosure Statement and Plan shall be construed harmoniously for interpretation and consistency.


                                Petrol Rem, Inc.



                                By:
                                          Anthony Paterra,
                                          Interim CEO



                                       Steven   T.   Shreve,
       Esquire
                                     303 Pitt Building
                                     213 Smithfield St.
                                     Pittsburgh, Pa 15222
                                     (412) 281-6555
                                     Counsel for Debtor
                                   Pa. I.D No. 59682



Dated: March 12, 2004